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                                  SCHEDULE 14A
                                   (Rule 14a)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [ ]

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Check the appropriate box:

[ ]  Preliminary Proxy Statement     [ ] Confidential, for Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                         DUCK HEAD APPAREL COMPANY, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               BETTIS C. RAINSFORD
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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    (4) Proposed maximum aggregate value of transaction: ......................

    (5) Total fee paid: .......................................................

[ ] Fee paid previously with preliminary materials.

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    (4) Date Filed: ...........................................................
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CONTACTS:
BETTIS RAINSFORD                                      MORROW & CO., INC.
(803) 637-5304                                        Thomas Ball / Ronald Knox
                                                      (212) 754-8000


                     BETTIS C. RAINSFORD COMMENTS ON RECENT
                       DUCK HEAD APPAREL BOARD ACTION AND
                         TERMINATES SOLICITATION EFFORT

                              --------------------


EDGEFIELD, SC NOVEMBER 6, 2000 - Bettis C. Rainsford announced today that he is extremely gratified that the Board of Directors of Duck Head Apparel Company, Inc. (AMEX: DHA) has reversed many of those actions which he believed were hostile to the best interests of the shareholders and which were the basis for his proxy solicitation effort. He stated that he is especially glad to see the Company commit to removing the poison pill and agreeing to hire an investment bank to provide advice with respect to strategic alternatives available to the Company. He is especially appreciative of Mr. Rockey's comment to ISS in which he "explicitly stated his openness to selling the Company."

         Mr. Rainsford noted: "It is my firm belief that all of these actions which the Company announced last Wednesday would not have occurred but for my proxy solicitation effort. Since I began my fight on October 6, 2000, Duck Head shares are up 171% in value, representing a total increase in shareholder value of $4.4 million. In Duck Head's sister company, Delta Apparel (AMEX:
DLA), where I also initiated a proxy solicitation effort, shares are up 61% in value, representing a total increase in shareholder value of $17.2 million. Shareholders of Duck Head and Delta Apparel now appear to have a chance of realizing the fair value of their shares within a reasonable time frame. I deeply regret that it was necessary for the Company and me to incur such substantial costs in order to make the Board of Directors recognize their fiduciary duty to maximize shareholder value.

         "Since the Board has now taken these steps, I have made the decision to terminate my proxy solicitation. I want to thank those many shareholders who have offered their encouragement and support in recent weeks. As one of the largest shareholders of Duck Head, I will continue to monitor the efforts of the Board to make certain that they follow through on their promises to all shareholders."